UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
____________

Date of Report (Date of earliest event reported):  February 15, 2016

Chicago Rivet & Machine Co.
(Exact name of Registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation) 901 Frontenac Road Naperville, IL (Address of principal executive offices)	0-1227 (Commission File Number)	36-0904920 (I.R.S. Employer Identification No.) 60563 (Zip Code)

Registrant’s telephone number, including area code:  (630) 357-8500

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.      Material Modification to Rights of Security Holders.

Effective as of February 15, 2016, the board of directors (the “Board”) of Chicago Rivet & Machine Co. (the “Company”) approved, and the Company and Continental Stock Transfer & Trust Company, as rights agent, under the Company’s Rights Agreement, dated as of November 16, 2009 (the “Rights Agreement”), entered into, an amendment to the Rights Agreement (the “Amendment”). The Amendment changes the expiration date of the Company’s preferred stock purchase rights (the “Rights”) issued under the Rights Agreement from (a) 5:00 P.M., New York City time, on December 1, 2019, or such later date as may be established by the Board prior to the expiration of the Rights to (b) 5:00 P.M., New York City time, on February 29, 2016. As a result of the Amendment, all Rights outstanding under the Rights Agreement will expire at 5:00 P.M. (New York City time) on February 29, 2016, unless the Rights are earlier redeemed or exchanged by the Company pursuant to the Rights Agreement.

The description of the Amendment in this Item 3.03 is qualified in its entirety by reference to the Amendment, a copy of which is included as Exhibit 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.2	First Amendment to Rights Agreement, dated as of February 15, 2016, by and between Chicago Rivet & Machine Co. and Continental Stock Transfer & Trust Company, as rights agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2016	CHICAGO RIVET & MACHINE CO.

/s/ Michael J. Bourg
Name: Michael J. Bourg
Title: President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.2	First Amendment to Rights Agreement, dated as of February 15, 2016, by and between Chicago Rivet & Machine Co. and Continental Stock Transfer & Trust Company

4